UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) March 27, 2020

electroCore, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38538	20-3454976
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

150 Allen Road, Suite 201

Basking Ridge, NJ 07920

(Address of principal executive offices and zip code)

(973) 290-0097

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	ECOR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2020, electroCore, Inc. (the “Company”) and Lincoln Park Capital Fund, LLC (“Lincoln Park”) entered into a purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company has the right to sell to Lincoln Park shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) having an aggregate value of up to $25,000,000 (the “Purchase Shares”), subject to certain limitations and conditions set forth in the Purchase Agreement (the “Offering”). The Company will control the timing and amount of any sales of shares of Common Stock to Lincoln Park pursuant to the Purchase Agreement.

Over the 36-month term of the Purchase Agreement, for up to an aggregate amount of $25,000,000 of shares of Common Stock (subject to certain limitations and conditions), the Company has the right, but not the obligation, from time to time, in its sole discretion, to direct Lincoln Park to purchase up to 200,000 shares (the “Regular Purchase Share Limit”) of the Common Stock (each such purchase, a “Regular Purchase”). The Regular Purchase Share Limit will increase to 250,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $1.00 per share and will further increase to 300,000 shares if the closing price of the Common Stock on the applicable purchase date is not below $1.50 per share. In any case, Lincoln Park’s maximum obligation under any single Regular Purchase will not exceed $1,000,000, unless the Company and Lincoln Park mutually agree to increase the maximum amount of such Regular Purchase. The purchase price for shares of Common Stock to be purchased by Lincoln Park under a Regular Purchase will be equal to the lower of (in each case, subject to the adjustments described in the Purchase Agreement): (i) the lowest sale price for the Common Stock on the applicable purchase date and (ii) the arithmetic average of the three lowest sales prices for the Common Stock during the 10 consecutive trading days prior to the purchase date.

If the Company directs Lincoln Park to purchase the maximum number of shares of Common Stock that the Company may sell in a Regular Purchase, then in addition to such Regular Purchase, and subject to certain conditions and limitations in the Purchase Agreement, the Company may direct Lincoln Park to make an “accelerated purchase” and an “additional accelerated purchase”, each of an additional number of shares of Common Stock which may not exceed the lesser of: (i) 300% of the number of shares purchased pursuant to the corresponding Regular Purchase and (ii) 30% of the total number of shares of the Common Stock traded during a specified period on the applicable purchase date as set forth in the Purchase Agreement. The purchase price for such shares will be the lesser of 97% of the volume weighted average price of the Common Stock over a certain portion of the date of sale as set forth in the Purchase Agreement and (ii) the closing sale price of the Common Stock on the date of sale (an “Accelerated Purchase”). Under certain circumstances and in accordance with the Purchase Agreement, the Company may direct Lincoln Park to purchase shares in multiple Accelerated Purchases on the same trading day.

In addition to the Regular Purchases and Accelerated Purchases described above, the Company may deliver to Lincoln Park, after the 30-day anniversary of the commencement date of the Purchase Agreement, a “tranche purchase notice” in accordance with the terms of the Purchase Agreement, whereby the Company may direct Lincoln Park to purchase up to 1,000,000 Purchase Shares at a purchase price equal to 95% of the lower of: (i) the lowest sale price of the Common Stock on that purchase date and (ii) the arithmetic average of the three lowest sales prices for the Common Stock during the 10 consecutive trading days prior to the purchase date (a “Tranche Purchase”). The Company may only deliver a tranche purchase notice to Lincoln Park if at least 30 business days have passed since the most recent Tranche Purchase. The Company may only deliver a total of four tranche purchase notices under the Purchase Agreement, and Lincoln Park will not be obligated to purchase more than $1,000,000 of Common Stock in any individual Tranche Purchase.

The Purchase Agreement also prohibits the Company from directing Lincoln Park to purchase any shares of Common Stock if those shares, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership, at any single point in time, of more than 4.99% of the then total outstanding shares of Common Stock as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder.

Under applicable rules of the Nasdaq Global Select Market, the Company may not issue or sell to Lincoln Park under the Purchase Agreement more than 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) (or 5,991,912 shares, based on 29,959,565 shares outstanding immediately prior to the execution of the Purchase Agreement), unless (i) stockholder approval is obtained or (ii) the issuances and sales of Common Stock pursuant to the Purchase Agreement are not deemed to be “below market” in accordance with the applicable rules of Nasdaq.

The Purchase Agreement does not limit the Company’s ability to raise capital from other sources at its sole discretion, except that, subject to certain exceptions, the Company may not enter into any Variable Rate Transaction unless such Variable Rate Transaction qualifies as an Exempt Issuance (each such term as defined in the Purchase Agreement) during the 36 months after the commencement date of the Purchase Agreement.

The Purchase Agreement and Registration Rights Agreement each contain customary representations, warranties, and agreements of the Company and Lincoln Park, indemnification rights and other obligations of the parties. The Offering of Common Stock pursuant to the Purchase Agreement will terminate on the date that all shares offered by the Purchase Agreement have been sold or, if earlier, the expiration or termination of the Purchase Agreement. The Company has the right to terminate the Purchase Agreement at any time, without fee, penalty or cost to the Company.

In consideration for entering into the Purchase Agreement, the Company will issue 461,676 shares of Common Stock (the “Initial Commitment Shares”) to Lincoln Park as an initial commitment fee. In addition, the Company will issue to Lincoln Park up to an additional 230,838 shares of Common Stock (the “Additional Commitment Shares” and together with the Initial Commitment Shares, the “Commitment Shares”) as an additional commitment fee based on a pro-rata percentage of the first $5,000,000 of Purchase Shares issued to Lincoln Park under the Purchase Agreement. The Company will not receive any cash proceeds from the issuance of the Commitment Shares.

Lincoln Park has covenanted not to cause or engage in any manner whatsoever, any direct or indirect short selling or hedging of Common Stock.

The net proceeds under the Purchase Agreement to the Company will depend on the frequency and prices at which shares of Common Stock are sold to Lincoln Park. Actual sales of shares of Common Stock to Lincoln Park under the Purchase Agreement and the amount of such net proceeds will depend on a variety of factors to be determined by the Company from time to time, including (among others) market conditions, the trading price of the Common Stock and determinations by the Company as to other available and appropriate sources of funding for the Company. The Company expects to use the proceeds from the Offering for general corporate purposes and working capital.

The Offering will be made pursuant to the Company’s effective Registration Statement on Form S-3 (SEC File No. 333-232655) (the “Registration Statement”), which was previously filed with the U.S. Securities and Exchange Commission (the “SEC”) on July 15, 2019, and declared effective by the SEC on September 5, 2019. A prospectus supplement related to the Offering will be filed with the SEC. Pursuant to the Registration Rights Agreement, under certain circumstances, if the Registration Statement is no longer available with respect to the Offering, the Company will be required to file additional registration statement(s).

Copies of the Purchase Agreement and the Registration Rights Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively, and are incorporated herein by reference.

The Company is filing the opinion of its counsel, Dentons US LLP, regarding the validity of the shares of Common Stock issued pursuant to the Purchase Agreement, as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

5.1	Opinion of Dentons US LLP.

10.1	Purchase Agreement, dated as of March 27, 2020, by and between electroCore, Inc. and Lincoln Park Capital Fund, LLC.

10.2	Registration Rights Agreement, dated as of March 27, 2020, by and between electroCore, Inc. and Lincoln Park Capital Fund, LLC.

23.1	Consent of Dentons US LLP (contained in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

electroCore, Inc.

March 27, 2020	/s/ Brian Posner
Brian Posner
Chief Financial Officer